Exhibit 99.1

Panbela Regains Worldwide Rights to Develop and Commercialize FlynpoviTM in Patients with Familial Adenomatous Polyposis (FAP)

MINNEAPOLIS, April 11, 2023 (GLOBE NEWSWIRE) -- Panbela Therapeutics, Inc. (Nasdaq: PBLA), a clinical stage biopharmaceutical company developing disruptive therapeutics for the treatment of patients with urgent unmet medical needs today announced that it has regained the North American rights to develop and commercialize Flynpovi (the combination of CPP-1X (eflornithine) and sulindac) in patients with familial adenomatous polyposis (FAP), as a result of the termination of the licensing agreement between Cancer Prevention Pharmaceuticals, Inc. (CPP) and with One-Two Therapeutics Assets Limited.

Panbela is now positioned to take the lead on designing the global trial protocol and presenting it to the Federal Drug Administration (FDA) and European Medicines Agency (EMA) for agreement on the registration pathway. By leveraging Panbela’s extensive experience with FAP and in designing global registration trials, the team can develop a high-quality trial protocol that meets the standards of regulatory agencies and is designed to efficiently and effectively demonstrate the potential safety and efficacy of Flynpovi in the treatment of FAP. This approach will help achieve a successful global regulatory approval and a successful launch of Flynpovi in the global market.

The new registration trial is expected to focus on FAP patients who have intact lower gastrointestinal anatomy and will build upon the positive results from the FAP-310 trial that were published in the New England Journal of Medicine and Disease of the Colon and Rectum (Burke et al. 2020; Balaguer et al. 2022). That study showed 100% risk reduction in the need for surgery in patients with an intact lower gastrointestinal anatomy with Flynpovi vs.CPP-1X or sulindac alone (Balaguer et al. 2022). The Company believes the FAP-310 trial data is compelling and the new registration trial could lead to the approval of Flynpovi. Since there are currently no approved drug therapies for the treatment of FAP, this therapeutic option has the potential to impact this urgent unmet need for patients with FAP globally.

In the short term, Panbela intends to unify the global registration process utilizing in-house expertise to seek agreement from the FDA and EMA on a proposed registration study protocol, which we believe with our previous Phase III results should provide convincing evidence for product approval.

Panbela is confident that the new FAP registration trial will have the potential to provide a non-surgical treatment option to both physicians and patients with FAP. Panbela is committed to working collaboratively with the FDA, EMA and the FAP community to advance this program and to ultimately provide a new treatment option for FAP patients.

"Our focus on disruptive therapeutics for urgent unmet medical needs is at the core of what we do at Panbela. We believe that Flynpovi has the potential to make a meaningful difference for patients with FAP and we are committed to bringing this innovative treatment to market," said Dr. Jennifer Simpson President and CEO of Panbela Therapeutics. "We are excited to regain the worldwide rights to Flynpovi for FAP patients, and believe our internal expertise, experience with health authorities, relationship with FAP experts throughout the US and Europe and our commitment to FAP patients and their families, in combination with the positive results from the FAP-310 trial, provide a solid foundation for designing and executing a successful registration trial that has the potential to impact patients with FAP globally. We plan to advance this program, while maintaining our current cash burn, and will evaluate all opportunities to maximize the value of this asset."

About Panbela’s Pipeline

The pipeline consists of assets currently in clinical trials with an initial focus on familial adenomatous polyposis (FAP), first-line metastatic pancreatic cancer, neoadjuvant pancreatic cancer, colorectal cancer prevention and ovarian cancer. The combined development programs have a steady cadence of anticipated catalysts with programs ranging from pre-clinical to registration studies.

Ivospemin (SBP-101)

Ivospemin is a proprietary polyamine analogue designed to induce polyamine metabolic inhibition (PMI) by exploiting an observed high affinity of the compound for pancreatic ductal adenocarcinoma and other tumors. It has shown signals of tumor growth inhibition in clinical studies of metastatic pancreatic cancer patients, demonstrating a median overall survival (OS) of 14.6 months and an objective response rate (ORR) of 48%, both exceeding what is typical for the standard of care of gemcitabine + nab-paclitaxel suggesting potential complementary activity with the existing FDA-approved standard chemotherapy regimen. In data evaluated from clinical studies to date, ivospemin has not shown exacerbation of bone marrow suppression and peripheral neuropathy, which can be chemotherapy-related adverse events. Serious visual adverse events have been evaluated and patients with a history of retinopathy or at risk of retinal detachment will be excluded from future SBP-101 studies. The safety data and PMI profile observed in the previous Panbela-sponsored clinical trials provide support for continued evaluation of ivospemin in the ASPIRE trial.

Flynpovi ™

Flynpovi is a combination of CPP-1X (eflornithine) and sulindac with a dual mechanism inhibiting polyamine synthesis and increasing polyamine export and catabolism. In a Phase 3 clinical trial in patients with sporadic large bowel polyps, the combination prevented > 90% subsequent pre-cancerous sporadic adenomas versus placebo. Focusing on FAP patients with lower gastrointestinal tract anatomy in the recent Phase 3 trial comparing Flynpovi to single agent eflornithine and single agent sulindac, FAP patients with lower GI anatomy (patients with an intact colon, retained rectum or surgical pouch), showed statistically significant benefit compared to both single agents (p≤0.02) in delaying surgical events in the lower GI for up to four years. The safety profile for Flynpovi did not significantly differ from the single agents and supports the continued evaluation of Flynpovi for FAP.

CPP-1X

CPP-1X (eflornithine) is being developed as a single agent tablet or high dose powder sachet for several indications including prevention of gastric cancer, treatment of neuroblastoma and recent onset Type 1 diabetes. Preclinical studies as well as Phase 1 or Phase 2 investigator-initiated trials suggest that CPP-1X treatment may be well-tolerated and has potential activity.

About Panbela

Panbela Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing disruptive therapeutics for patients with urgent unmet medical needs. Panbela’s lead assets are Ivospemin (SBP-101) and Flynpovi. Further information can be found at www.panbela.com . Panbela’s common stock is listed on The Nasdaq Stock Market LLC under the symbol “PBLA”.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements,” including within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as:  “anticipate,” “believe,” “can,” “design,” “expect,” “focus,” “intend,” “may,” “plan,” “positioned,” “potential,” and “will.” All statements other than statements of historical fact are statements that should be deemed forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially and adversely from the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) our ability to obtain additional funding to execute our business and clinical development plans; (ii) progress and success of our clinical development program; (iii) the impact of the current COVID-19 pandemic on our ability to conduct our clinical trials; (iv) our ability to demonstrate the safety and effectiveness of our product candidates: ivospemin (SBP-101) and eflornithine (CPP-1X); (v) our reliance on a third party for the execution of the registration trial for our product candidate Flynpovi; (vi) our ability to obtain regulatory approvals for our product candidates, SBP-101 and CPP-1X in the United States, the European Union or other international markets; (vii) the market acceptance and level of future sales of our product candidates, SBP-101 and CPP-1X; (viii) the cost and delays in product development that may result from changes in regulatory oversight applicable to our product candidates, SBP-101 and CPP-1X; (ix) the rate of progress in establishing reimbursement arrangements with third-party payors; (x) the effect of competing technological and market developments; (xi) the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; (xii) our ability to maintain the listing of our common stock on a national securities exchange; and (xiii) such other factors as discussed in Part I, Item 1A under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Any forward-looking statement made by us in this press release is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement or reasons why actual results would differ from those anticipated in any such forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.

Contact Information:

Investors:
James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

Media:
Tammy Groene
Panbela Therapeutics, Inc.
(952) 479-1196
IR@panbela.com

Balaguer, F., E. M. Stoffel, C. A. Burke, E. Dekker, N. J. Samadder, E. Van Cutsem, P. M. Lynch, P. E. Wise, R. Huneburg, R. M. Lim, M. L. Boytim, W. Du, E. M. Bruckheimer, A. Cohen, J. Church, and F. A. P. Investigators. 2022. "Combination of Sulindac and Eflornithine Delays the Need for Lower Gastrointestinal Surgery in Patients With Familial Adenomatous Polyposis: Post Hoc Analysis of a Randomized Clinical Trial." Dis Colon Rectum 65 (4): 536-545. https://doi.org/10.1097/DCR.0000000000002095. https://www.ncbi.nlm.nih.gov/pubmed/34261858.

Burke, C. A., E. Dekker, P. Lynch, N. J. Samadder, F. Balaguer, R. Huneburg, J. Burn, A. Castells, S. Gallinger, R. Lim, E. M. Stoffel, S. Gupta, A. Henderson, F. G. Kallenberg, P. Kanth, V. H. Roos, G. G. Ginsberg, F. A. Sinicrope, C. P. Strassburg, E. Van Cutsem, J. Church, F. Lalloo, F. F. Willingham, P. E. Wise, W. M. Grady, M. Ford, J. M. Weiss, R. Gryfe, A. K. Rustgi, S. Syngal, and A. Cohen. 2020. "Eflornithine plus Sulindac for Prevention of Progression in Familial Adenomatous Polyposis." N Engl J Med 383 (11): 1028-1039. https://doi.org/10.1056/NEJMoa1916063. https://www.ncbi.nlm.nih.gov/pubmed/32905675.